Lexington Realty Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York NY 10119-4015

Contact at Lexington Realty Trust
T. Wilson Eglin, Chief Executive Officer
Investor or Media Inquiries
Phone: (212) 692-7200 E-mail: tweglin@lxp.com

FOR IMMEDIATE RELEASE
December 6, 2007

LEXINGTON REALTY TRUST ANNOUNCES
REVISED ESTIMATED TAXABLE GAIN

New York, NY – December 6, 2007– Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announces that it is today revising downward its previous estimated taxable gain of approximately $4.75 to $5.50 to approximately $1.60 to $3.29 per share.  To date, the taxable gain in 2007 from its completed disposition activity is approximately $1.09 per share.  The revised estimated range results from: (i) the deferral of the sale of all or a portion of the 53 assets under contract with its previously announced new co-investment program until the first quarter of 2008; and (ii) the deferral of other expected dispositions until the first quarter of 2008 which were expected to close in 2007.

Lexington anticipates announcing the special distribution related to taxable gain, if and when declared, by December 24, 2007.

The sale of any of the 53 assets by Lexington and its subsidiaries, the purchase by the co-investment program, and the funding by Lexington’s co-investment partner remain subject to satisfaction of conditions precedent to closing, including the assumption of existing financing, obtaining certain consents and waivers, the continuing solvency of the tenants and certain other customary conditions.  Similarly, the other expected dispositions are subject to satisfaction of conditions precedent to closing, including, in certain cases, the assumption of existing financing, obtaining certain consents and waivers, the continuing solvency of the tenants and other customary conditions.

Accordingly, Lexington cannot provide assurances that the sale of any of the 53 assets, the funding by its co-investment partner, or the other expected dispositions will be completed. Furthermore, the determination of any distribution is subject to approval by Lexington’s Board of Trustees.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area.   Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”.  Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's

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Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Lexington’s most recent annual report on Form 10-K filed with the SEC on March 1, 2007 (the "Form 10-K") and other periodic reports filed with the SEC, including risks related to: (i) the failure to successfully complete the strategic restructuring plan, (ii) the failure to complete the sale of any of the 53 assets to the newly formed co-investment program, (iii) the failure to complete the previously announced expected fourth quarter disposition activity, (iv) the failure to obtain board approval of any special distribution related to the estimated taxable gain to shareholders for 2007, (v) the failure to integrate our operations and properties with those of Newkirk Realty Trust, (vi) the failure to continue to qualify as a real estate investment trust, (vii) changes in general business and economic conditions, (viii) competition, (ix) increases in real estate construction costs, (x) changes in interest rates, or (xi) changes in accessibility of debt and equity capital markets. Copies of the Form 10-K and the other periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

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